Exhibit 99.1

The Carlyle Group Announces First Quarter 2017 Financial Results
Washington, DC, May 3, 2017 – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the first quarter ended March 31, 2017.

Carlyle Co-CEO David M. Rubenstein said, “Carlyle produced its second strongest value creation quarter since going public five years ago.  Our portfolio performed well in virtually every sector and every region, appreciating by 6% and leading to a 34% increase in our net accrued carry in the first quarter. The long term strength of the underlying portfolio supports our goal to raise $100 billion in new capital by the end of 2019.”

Carlyle Co-CEO William E. Conway, Jr. said, “We deployed capital at a strong pace in the first quarter, with $4.4 billion of capital invested despite a difficult environment.  We believe we are well positioned to continue this strong pace. We have already announced substantial new investments and almost $4 billion of exits that we expect to close in the coming quarters.”

U.S. GAAP results for Q1 2017 included income before provision for income taxes of $328 million, and net income attributable to the common unitholders through The Carlyle Group L.P. of $83 million, or net income per common unit of $0.90, on a diluted basis. U.S. GAAP results for the twelve months ended March 31, 2017 included income before provision for income taxes of $358 million and net income attributable to The Carlyle Group L.P. of $81 million. Total balance sheet assets were $10 billion as of March 31, 2017.

In addition to this release, Carlyle issued a full detailed presentation of its first quarter 2017 results, which can be viewed on the investor relations section of our website at ir.carlyle.com.
Distribution
The Board of Directors has declared a quarterly distribution of $0.10 per common unit to holders of record at the close of business on May 15, 2017, payable on May 22, 2017.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, May 3, 2017, to announce its first quarter 2017 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.

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About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $162 billion of assets under management across 287 investment vehicles as of March 31, 2017. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,550 people in 31 offices across six continents.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 16, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Jordan DeJarnette
Phone: +1 (212) 813-4527	Phone: +1 (202) 729-5025
daniel.harris@carlyle.com	jordan.dejarnette@carlyle.com

Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary

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